UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 30, 2014

CACHET FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East
Southwest Tech Center A
Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Financing Commitment Letter

On July 30, 2014, Cachet Financial Solutions, Inc. (“we” or “us”) entered into a financing commitment letter with our directors James L. Davis and Michael J. Hanson, under which letter Messrs. Davis and Hanson agreed to advance to us, upon our request made on or prior to December 31, 2014, borrowings in an aggregate amount of up to $2.5 million to be used by us for working capital.  Any amounts borrowed under this commitment will be documented by our delivery to the appropriate lender or lenders a written promissory note, and such amounts will bear interest rate at the per annum rate of 10% with principal and accrued but unpaid interest being fully due and payable on January 15, 2015.  In the event of our failure to pay all principal and accrued but unpaid interest by that date, default interest will begin to accrue at the per annum rate of 18%.

Amendment and Restatement of Employment Agreements

Effective August 1, 2014, we entered into Amended and Restated Employment Agreements with each of Jeffrey C. Mack (our Chief Executive Officer), Lawrence C. Blaney (our Chief Marketing Officer) and Christopher Ebbert (our Chief Technology Officer).  We entered into the amended and restated employment agreements to:

•
provide that the initial terms of the executives’ agreements will be extended absent (i) the existence of “cause,” as defined in their agreements, or (ii) the failure by an executive to cure performance-related issues within 60 days of a written good faith determination by our Board of Directors that the executive’s performance has been unsatisfactory, which failure (other than breaches of the employment agreement) will not constitute “cause”;

•	add that a material diminution of the authority, responsibility or perquisites, among certain other things, will constitute “good reason” for the executive to termination his employment with us; and

•
specify that, in the case of a termination of employment arising from the executive’s death or disability, and in which our Board of Directors has insufficient information to make a determination regarding the satisfaction of any bonus-related performance criteria, it will be assumed that all such criteria are or will be satisfied at their target levels. In any such case, the bonus or prorated portion thereof will be payable no later than 60 days after termination.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2014, our director Mark S. Anderson resigned from his position on our Board of Directors to allow for new independent directors to join the board.

The disclosures contained in Item 1.01 above under the “Amendment and Restatement of Employment Agreements” sub-caption are incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit	Description

10.1	Commitment Letter with James L. Davis and Michael J. Hanson, dated July 30, 2014 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.: (Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey Executive Vice President and Chief Financial Officer

Dated: August 5, 2014